UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

HireRight Holdings Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The following communication was shared with the employees of HireRight Holdings Corporation on February 16, 2024:

1.	Why is HireRight being acquired by General Atlantic and Stone Point?

•	General Atlantic and Stone Point have been long-term investors in HireRight and valuable partners over the years. They are intimately familiar with our company and team and recognize the value we provide our customers.

•	These are each highly respected investment firms known for their successful track records of investing in and growing businesses. General Atlantic and Stone Point both have deep industry expertise and have actively invested in human capital management and technology companies.

•	With General Atlantic and Stone Point’s support, we have the opportunity to leverage additional resources and accelerate our future growth.

2.	With two owners, how will we operate once the transaction is closed?

•	As many of you may recall, life as a private company will look much like it does today. Following close of the transaction, HireRight will continue to operate as an independent company under the same HireRight brand, executing our strategic plan and serving our customers.

•	With General Atlantic and Stone Point’s support, we have the opportunity to leverage additional resources and accelerate our future growth.

3.	Will there be any changes to our brand, services or business strategy?

•	General Atlantic and Stone Point recognize the value of the HireRight brand and quality of our services and technology.

•	Other than becoming a private company, there will be minimal changes to our operations, including our name and services.

•	With General Atlantic and Stone Point’s support, we have the opportunity to leverage additional resources and accelerate our future growth.

4.	What can we expect between now and closing?

•	We have several months to go until the transaction closes, which we expect to occur in mid-2024.

•	In the meantime, it is business as usual and HireRight remains an independent, publicly traded company.

•	Even after the transaction closes, we expect HireRight will largely continue to operate as we do today just as a private company.

•	Over the coming months, we will work closely with the General Atlantic and Stone Point teams to ensure a seamless transition.

5.	Will there be layoffs?

•	General Atlantic and Stone Point have been supportive partners for many years – they know our business, teams and strategy well.

•	This announcement is about accelerating growth to drive greater value for employees and customers. Both General Atlantic and Stone Point recognize the strength of our team.

•	By and large, we expect HireRight will continue to operate as we do today, but as a private company, including current roles and reporting structures.

•	We are committed to timely communications and will share updates as we can. This announcement is the first step in this process and we are operating as usual.

6.	Will my pay and benefits remain the same?

•	We do not anticipate there will be any major changes to compensation or benefits as a result of this transaction. Should there be any changes, we will inform you as soon as possible.

•	If you own equity shares as part of your compensation, you will receive additional information in the coming weeks.

7.	Will HireRight’s global offices close following completion of the acquisition?

•	We expect our global offices to continue operating as usual following close.

•	As has always been the case, HireRight continually evaluates our real estate footprint to improve our operating leverage, and we will continue to do so.

8.	Will our current management team continue to lead the business or will we have new leadership?

•	General Atlantic and Stone Point recognize the strength of our team and there are no planned management changes at this time.

•	Other than becoming a private company we expect HireRight will continue to operate as we do today, including with respect to our daily operations, current roles and reporting structures.

9.	What does it mean to be a private company?

•	As many of you recall, being a private company means HireRight’s common stock will no longer be listed or traded on the New York Stock Exchange.

•	We will have the opportunity to leverage additional resources and accelerate our future growth, with the support of General Atlantic and Stone Point.

•	But until the transaction closes, HireRight remains a publicly traded company and you will remain subject to the same rules with respect to confidentiality, insider trading and public communication as outlined in our Code of Conduct.

10.	Can I buy and sell stock between now and close?

•	Our stock will continue to trade on the public market until the transaction closes, and you can continue to make investment and trading decisions within our existing policies and regulations, including our insider trading policy.

11.	What will happen to my stock ownership at close?

•	Upon closing of the transaction, each outstanding HireRight share will be exchanged for $14.35 per share in cash.

•	If you own HireRight stock, there is no action you need to take right now. We will be communicating separately with all HireRight shareholders, including employee owners, in the coming weeks as we near the Special Meeting to approve the transaction.

12.	How will the transaction affect our relationships with customers and partners?

•	We believe this transaction is a win for all of our stakeholders, including our customers and partners.

•	As a private company supported by General Atlantic and Stone Point, we will have access to additional resources which will allow us to capitalize on significant opportunities ahead and better serve our customers.

•	We expect a seamless transition for our customers and partners. Should there be any process changes following close, those will be communicated on a timely basis.

13.	Who should I reach out to with questions?

•	If you have additional questions, please contact your manager.

•	As always, we will provide updates on the process as we have news to share.

Cautionary Note Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the United States Private Securities Litigation Reform Act of 1995. You can identify these statements and other forward-looking statements in this document by words such as “may,” “will,” “should,” “can,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future,” “potential,” “intend,” “plan,” “assume,” “believe,” “forecast,” “look,” “build,” “focus,” “create,” “work,” “continue,” “target,” “poised,” “advance,” “drive,” “aim,” “forecast,” “approach,” “seek,” “schedule,” “position,” “pursue,” “progress,” “budget,” “outlook,” “trend,” “guidance,” “commit,” “on track,” “objective,” “goal,” “strategy,” “opportunity,” “ambitions,” “aspire” and similar expressions, and variations or negative of such terms or other variations thereof. Words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such statements regarding the transactions contemplated by the Agreement and Plan of Merger among HireRight Holdings Corporation (the “Company”), Hearts Parent, LLC, and Hearts Merger Sub, Inc. (the “Transaction”), including the expected time period to consummate the Transaction, the anticipated benefits (including synergies) of the Transaction and integration and transition plans, opportunities, anticipated future performance, expected share buyback programs and expected dividends. All such forward-looking statements are based upon current plans, estimates, expectations and ambitions that are subject to risks, uncertainties and assumptions, many of which are beyond the control of the Company, that could cause actual results to differ materially from those expressed in such forward-looking statements. Key factors that could cause actual results to differ materially include, but are not limited to, the expected timing and likelihood of completion of the Transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the Transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement; the possibility that the Company’s stockholders may not approve the Transaction; the risk that the anticipated tax treatment of the Transaction is not obtained; the risk that the parties may not be able to satisfy the conditions to the Transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the Transaction; the risk that any announcements relating to the Transaction could have adverse effects on the market price of the Company’s common stock; the risk that the Transaction and its announcement could have an adverse effect on the parties’ business relationships and business generally, including the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers, and on their operating results and businesses generally; the risk of unforeseen or unknown liabilities; customer, shareholder, regulatory and other stakeholder approvals and support; the risk of unexpected future capital expenditures; the risk of potential litigation relating to the Transaction that could be instituted against the Company or its directors and/or officers; the risk associated with third party contracts containing material consent, anti-assignment, transfer or other provisions that may be related to the Transaction which are not waived or otherwise satisfactorily resolved; the risk of rating agency actions and the Company’s ability to access short- and long-term debt markets on a timely and affordable basis; the risk of various events that could disrupt operations, including severe weather, such as droughts, floods, avalanches and earthquakes, cybersecurity attacks, security threats and governmental response to them, and technological changes; the risks of labor disputes, changes in labor costs and labor difficulties; and the risks resulting from other effects of industry, market, economic, legal or legislative, political or regulatory conditions outside of the Company’s control. All such factors are difficult to predict and are beyond our control, including those detailed in the Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q and Current Reports on Form 8-K that are available on the Company’s website at https://www.hireright.com and on the website of the Securities Exchange Commission (the “SEC”) at http://www.sec.gov. The Company’s forward-looking statements are based on assumptions that the Company’s believes to be reasonable but that may not prove to be accurate. Other unpredictable or factors not discussed in this communication could also have material adverse effects on forward-looking statements. The Company does not assume an obligation to update any forward-looking statements, except as required by applicable law. These forward-looking statements speak only as of the date they are made.

Additional Information and Where to Find It

In connection with the Transaction, the Company will file with the SEC a proxy statement on Schedule 14A (the “Proxy Statement”). The definitive version of the Proxy Statement will be sent to the stockholders of the Company seeking their approval of the Transaction and other related matters. The Company and affiliates of the Company intend to jointly file a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”). The Company may also file other documents with the SEC regarding the Transaction. This Schedule 14A is not a substitute for the Proxy Statement, the Schedule 13E-3 or any other document which the Company may file with the SEC.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE SCHEDULE 13E-3 WHEN THEY BECOME AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE THEREIN AND ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE COMPANY, THE TRANSACTION AND RELATED MATTERS.

Investors and security holders may obtain free copies of these documents, including the Proxy Statement, the Schedule 13E-3 and other documents filed with the SEC by the Company through the website maintained by the SEC at http://www.sec.gov. Copies of documents filed with the SEC by the Company will be made available free of charge by accessing the Company’s website at https://www.hireright.com or by contacting the Company by submitting a message at investor.relations@hireright.com.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Transaction under the rules of the SEC. Information about the interests of the directors and executive officers of the Company and other persons who may be deemed to be participants in the solicitation of stockholders of the Company in connection with the Transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the Proxy Statement related to the Transaction, which will be filed with the SEC. Information about the directors and executive officers of the Company and their ownership of the Company common stock is also set forth in the Company’s definitive proxy statement in connection with its 2023 Annual Meeting of Stockholders, as filed with the SEC on April 14, 2023 (and which is available at https://www.sec.gov/Archives/edgar/data/1859285/000114036123018387/ny20007594x1_def14a.htm). Information about the directors and executive officers of the Company, their ownership of the Company common stock, and the Company’s transactions with related persons is set forth in the sections entitled “Directors, Executive Officers and Corporate Governance,” “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters,” and “Certain Relationships and Related Transactions, and Director Independence” included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on March 10, 2023 (and which is available at https://www.sec.gov/Archives/edgar/data/1859285/000185928523000034/hrt-20221231.htm), and in the sections entitled “Executive Officers” and “Security Ownership of Certain Beneficial Owners and Management” included in the Company’s definitive proxy statement in connection with its 2023 Annual Meeting of Stockholders, as filed with the SEC on April 14, 2023 (and which is available at https://www.sec.gov/Archives/edgar/data/1859285/000114036123018387/ny20007594x1_def14a.htm). Additional information regarding the interests of such participants in the solicitation of proxies in respect of the Transaction will be included in the Proxy Statement, the Schedule 13E-3 and other relevant materials to be filed with the SEC when they become available These documents can be obtained free of charge from the SEC’s website at www.sec.gov.